Exhibit 23.1

August 10, 2005

U.S. Securities and Exchange Commission
 Division of Corporation Finance
100 F Street, N.E.
Washington DC 20549

Re: Rochdale Mining Corp. -Form SB-2 Registration Statement

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated August 10, 2005, of the following:

*

Our report to the Stockholders and Board of Directors of Rochdale Mining Corp. dated June 30, 2005 on the financial statements of the Company as at April 30, 2005 and April 30, 2004 and for the year ended April 30, 2005, the period from April 20, 2004 (inception) to April 30, 2004, and the period from April 30, 2004 (inception) to April 30, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

/s/ Dale Matheson Carr-Hilton LaBonte

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia